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                                                                   Exhibit 21.01

                           SUBSIDIARIES OF REGISTRANT

                       TSI TELECOMMUNICATION HOLDINGS, LLC
                           SUBSIDIARIES OF REGISTRANT
                             AS OF DECEMBER 31, 2002

                                                STATE OR OTHER JURISDICTION OF
               SUBSIDIARY NAME                           INCORPORATION
               ---------------                  -------------------------------

TSI Telecommunication Holdings, Inc.                        Delaware
TSI Telecommunication Services Inc.                         Delaware
TSI Finance Inc.                                            Delaware
TSI Telecommunication Networks Services  Inc.               Delaware